                                                                     EXHIBIT 1.1




                             UNDERWRITING AGREEMENT







                              BANKNORTH GROUP, INC.
                              (a Maine corporation)



                                  $150,000,000
                          3.750% Senior Notes due 2008




Dated: April 23, 2003


                                Table of Contents
                                                                                         Page

SECTION 1.      Representations and Warranties..............................................2
(a)   Representations and Warranties by the Company.........................................2
      (i)     Compliance with Registration Requirements.....................................2
      (ii)    Incorporated Documents........................................................3
      (iii)   Independent Accountants.......................................................3
      (iv)    Financial Statements..........................................................3
      (v)     No Material Adverse Change in Business........................................4
      (vi)    Good Standing of the Company..................................................4
      (vii)   Good Standing of the Bank.....................................................4
      (viii)  FDI Act.......................................................................4
      (ix)    Good Standing of Subsidiaries.................................................4
      (x)     Authorization of Securities...................................................5
      (xi)    Authorization of Indenture....................................................5
      (xii)   Authorization of Agreement....................................................5
      (xiii)  Capitalization................................................................5
      (xiv)   Absence of Defaults and Conflicts.............................................5
      (xv)    Absence of Labor Dispute......................................................6
      (xvi)   Absence of Proceedings........................................................6
      (xvii)  Possession of Insurance.......................................................6
      (xviii) Possession of Intellectual Property...........................................7
      (xix)   Possession of Licenses and Permits............................................7
      (xx)    Ratings.......................................................................7
      (xxi)   Manipulation..................................................................7
      (xxii)  Investment Company Act........................................................7
      (xxiii) Other Contracts...............................................................8
      (xxiv)  Absence of Further Requirements...............................................8
      (xxv)   Title to Property.............................................................8
(b)   Officers' Certificates................................................................8

SECTION 2.      Sale and Delivery to Underwriters; Closing..................................8
(a)   Securities............................................................................8
(b)   Payment...............................................................................9
(c)   Denominations; Registration...........................................................9

SECTION 3.      Covenants of the Company....................................................9
(a)   Compliance with Securities Regulations and Commission Requests........................9
(b)   Filing of Amendments..................................................................9
(c)   Delivery of Registration Statements..................................................10
(d)   Delivery of Prospectus...............................................................10
(e)   Continued Compliance with Securities Laws............................................10
(f)   Blue Sky Qualifications..............................................................11
(g)   Rule 158.............................................................................11
(h)   DTC..................................................................................11
(i)   Use of Proceeds......................................................................11
(j)   Restriction on Sale of Securities....................................................11


(k)   Reporting Requirements...............................................................11

SECTION 4.      Payment of Expenses........................................................11
(a)   Expenses.............................................................................11
(b)   Termination of Agreement.............................................................12

SECTION 5.      Conditions of Underwriters' Obligations....................................12
(a)   Effectiveness of Registration Statement..............................................12
(b)   Opinion of Counsel for Company.......................................................12
(c)   Opinion of Counsel for The Bank of New York..........................................13
(d)   Opinion of Counsel for Underwriters..................................................13
(e)   Officers' Certificates...............................................................13
(f)   Accountant's Comfort Letter..........................................................13
(g)   Bring-down Comfort Letter............................................................14
(h)   Maintenance of Rating................................................................14
(i)   Additional Documents.................................................................14
(j)   Termination of Agreement.............................................................14

SECTION 6.      Indemnification............................................................14
(a)   Indemnification of Underwriters......................................................14
(b)   Indemnification of the Company, Directors and Officers...............................15
(c)   Actions against Parties; Notification................................................15
(d)   Settlement without Consent if Failure to Reimburse...................................16

SECTION 7.      Contribution...............................................................17

SECTION 8.      Representations, Warranties and Agreements to Survive Delivery.............18

SECTION 9.      Termination of Agreement...................................................18
(a)   Termination; General.................................................................18
(b)   Liabilities..........................................................................18

SECTION 10.     Default by One or More of the Underwriters.................................18

SECTION 11.     Notices....................................................................20

SECTION 12.     Parties....................................................................20

SECTION 13.     GOVERNING LAW AND TIME.....................................................20

SECTION 14.     Effect of Headings.........................................................20


SCHEDULE
           Schedule A -- List of Underwriters........................................Sch. A-1
           Schedule B -- Pricing Information ........................................Sch. B-1

EXHIBITS
           Exhibit A -- Form of Opinion of Company's Counsel..............................A-1

                              BANKNORTH GROUP, INC.
                            (a Maine corporation) and



                                  $150,000,000
                          3.750% Senior Notes due 2008




                             UNDERWRITING AGREEMENT

                                                                  April 23, 2003

Lehman Brothers Inc.
Keefe, Bruyette & Woods, Inc.

            as Representatives of the several Underwriters listed in Schedule A

            c/o Lehman Brothers Inc.
                745 Seventh Avenue
                New York, New York  10019

Ladies and Gentlemen:

            Banknorth Group, Inc., a Maine corporation, (the "Company") confirms its agreement with Lehman Brothers Inc. ("Lehman Brothers"), Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette"), and each of the other Underwriters named in Schedule A hereto (collectively the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for which Lehman Brothers and Keefe, Bruyette are acting as Representatives (in such capacity, the "Representatives") with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $150,000,000 aggregate principal amount of the Company's 3.750% Senior Notes due 2008 in the respective amounts set forth in said Schedule A hereto (the "Securities"). The Securities will be issued pursuant to an Indenture, dated as of April 30, 2003 (as the same may be supplemented and amended from time to time, the "Indenture") between the Company and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). The Securities are more fully described in the Prospectus (as defined below).

            The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. Capitalized terms used herein without definition have the respective meanings specified in the Prospectus.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (No. 333-81980), as amended by Pre-effective Amendment No. 1 thereto covering the registration of the Securities and certain other securities described therein under the Securities Act of 1933, as amended (the "1933 Act"), which permits the delayed or continuous offering of securities pursuant to Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such Registration Statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, including the exhibits thereto, schedules thereto, if any, at the time it became effective and including documents incorporated by reference therein at such time, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The term "prospectus supplement" means a prospectus supplement specifically relating to the Securities offered pursuant to this Agreement. The term "base prospectus" means the prospectus included in the Registration Statement relating to the Company's debt securities generally of which the Securities are a series. The prospectus supplement and the base prospectus, including the documents incorporated by reference therein under the 1933 Act at the time of the execution of this Agreement, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, the prospectus supplement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

            All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

            SECTION 1. Representations and Warranties.

            (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time (as defined below) (in each case, a "Representation Date"), and agrees with each Underwriter, as follows:

                (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the date hereof, and at each Representation Date, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply (A) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Lehman Brothers expressly for use in the Registration Statement or the Prospectus or (B) to that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification on Form T-1 (the "Forms T-1") under the Trust Indenture Act of the Trustee.

                (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date hereof, at the time the Prospectus was issued and at Closing Time did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                (iv) Financial Statements. The financial statements incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement.

                (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for dividends paid by the Company in the ordinary course of business consistent with past practice.

                (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Maine and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and the Company is duly registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended.

                (vii) Good Standing of the Bank. Banknorth, NA (the "Bank") is a duly organized and validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such, has full power and authority to conduct its business as such and has the authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Bank is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such authorization necessary, except to the extent that the failure to be so authorized or be in good standing would not have a Material Adverse Effect. All of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued and is fully paid and non-assessable (except to the extent provided in the National Bank Act); and all such capital stock of the Bank is owned by the Company, free and clear of any pledge, lien, encumbrance or equity. The Company has no subsidiaries which would constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X, other than the Bank, Northgroup (FM) Investment Company, a Maine corporation and a wholly-owned subsidiary of the Bank ("Northgroup (FM)"), and Northgroup Preferred Capital Corp., a Maine corporation of which all of the outstanding shares of common stock are held by Northgroup
(FM).

                (viii) FDI Act. The Bank is an insured depositary under the provisions of the Federal Deposit Insurance Act, as amended (the "FDI Act").

                (ix) Good Standing of Subsidiaries. Each of the Company's subsidiaries other than the Bank has been duly incorporated and is validly existing or subsisting, as the case may be, as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization and, to the extent applicable, each such subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except for such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; except as set forth or incorporated by reference in the Prospectus, the capital stock of each such subsidiary is owned by the Company, free and clear of any pledge, lien, encumbrance, claim or equity.

                (x) Authorization of Securities. The Securities have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                (xi) Authorization of Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and assuming the due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                (xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                (xiii) Capitalization. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                (xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any subsidiary of the Company is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any subsidiary of the Company is subject, except for such defaults that would not result in a Material Adverse Effect and the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, and the consummation of the sale of the Securities and the fulfillment of the terms herein contemplated do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan agreement, guarantee, lease, financing agreement or other similar agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation or By-Laws of the Company, nor will such actions result in any violation (in each case material to the Company and its subsidiaries considered as a whole ) of any statute or any order, rule or regulation of any court or regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for, and the absence of which would materially affect the performance by the Company of its obligations under this Agreement and the issuance and delivery of the Securities, except such approvals as have been obtained under the 1933 Act and the 1939 Act and as may be required by the securities or Blue Sky laws of the various states in connection with the sale of the Securities. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                (xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                (xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries taken as a whole or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                (xvii) Possession of Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally deemed adequate for its business and consistent with insurance coverage maintained by companies of similar size and scope of operations in similar businesses, and all such insurance is in full force and effect.

                (xviii) Possession of Intellectual Property. The Company and its subsidiaries own or possess or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them as described in the Prospectus, except where lack thereof would not result in a Material Adverse Effect, and the Company and its subsidiaries have not received any notice or are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights or of any facts or circumstances which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company and its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any Material Adverse Effect.

                (xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except for such Governmental Licenses the absence of which would not cause a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xx) Ratings. As of the Closing Time, the Securities will have been rated at least Baa1by Moody's Investors Services, Inc., at least BBB by Standards & Poor's Ratings Group, a division of McGraw-Hill, Inc. and at least BBB by Fitch, Inc..

                (xxi) Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.

                (xxii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                (xxiii) Other Contracts. Other than such agreements, contracts and other documents as are described in the Prospectus or otherwise filed as Exhibits to the Company's annual report on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K incorporated by reference in the Prospectus, there are no agreements, contracts or documents of a character described in Item 601 of Regulation S-K of the Commission to which the Company or any of its subsidiaries is a party.

                (xxiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

                (xxv) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

            (b) Officers' Certificates. Any certificate signed by any officer of the Company delivered to Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

                SECTION 2.  Sale and Delivery to Underwriters; Closing.

            (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth on Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

            (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters, the Company (such time and date of payment and delivery being herein called "Closing Time").

            Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Securities which it has agreed to purchase. Lehman Brothers, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

            (c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

            SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

            (a) Compliance with Securities Regulations and Commission Requests. The Company will comply with the requirements of Rule 424 and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, any prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) Filing of Amendments. The Company will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents to, and consult with, the Representatives and their counsel within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Representatives shall object.

            (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives without charge, as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and, upon request, documents incorporated or deemed to be incorporated by reference therein) as they may reasonably request, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Representatives. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) Delivery of Prospectus. The Company will deliver to each Underwriter, without charge, as many copies of the Prospectus as such Underwriter reasonably requests, and the Company hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for as long as may be required to complete the distribution of the Securities contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction.

            (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (h) DTC. The Company will cooperate with the Underwriters and use its their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

            (i) Use of Proceeds. The Company will use the proceeds referred to in the Prospectus under "Use of Proceeds" in the manner described therein.

            (j) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly, (i) sell, offer to sell, contract to sell, or otherwise dispose of, any additional Securities, any similar debt securities or any security convertible into or exchangeable into or exercisable for Securities or any debt securities substantially similar to the Securities, (ii) sell or grant any option, right or warrant for the sale of any such securities, or (iii) enter into any swap or other derivatives transaction that transfers benefits or risks of ownership of any such securities. The foregoing sentence shall not apply to the Securities offered in connection with this offering.

            (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

            SECTION 4. Payment of Expenses.

            (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if any, (vi) the printing and delivery to the Underwriters of copies of any preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, if any, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, (x) any fees payable in connection with the rating of the Securities and (xi) the cost and charges associated with the approval of the Securities by The Depository Trust Company for "book-entry" transfer. It is understood, however, that, except as expressly provided in this Section 4 and Sections 6, 7 and 9(b) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

            (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

            SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

            (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b).

            (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. Such opinion shall be limited to Maine, New York and federal law. In giving such opinion, such counsel may rely (i) as to all matters governed by the laws of jurisdictions other than the laws of the State of Maine and the federal law of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel to the Underwriters, in which case the opinion shall state that such counsel believes the Underwriters and such counsel are entitled to so rely, and
(ii) with respect to the laws of the State of New York pertaining to validity and enforceability of the Securities and the Indenture, upon the opinion of Sidley Austin Brown & Wood LLP, counsel to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of officers of the Company and/or the Bank and certificates of public officials.

            (c) Opinion of Counsel for The Bank of New York. At Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of Emmet, Marvin & Martin, LLP, counsel to The Bank of New York, as Trustee, in form and substance satisfactory to the Underwriters.

            (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

            (e) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman, the President, a Vice Chairman or a Vice President of the Company and of the chief financial or chief accounting officer or the Treasurer of the Company, dated as of Closing Time, on behalf of the Company, to the effect that (i) there has been no such material adverse change, (ii) insofar as they relate to the Company, the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time (except for representations or warranties which by their terms speak as of a different date or dates), (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the best of the Company's knowledge, threatened by the Commission.

            (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP, the Company's independent public accountants, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

            (g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

            (h) Maintenance of Rating. At Closing Time, the Securities shall be rated at least Baa1 by Moody's Investors Service, Inc., BBB by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and BBB by Fitch, Inc. and the Company shall have delivered to the Underwriters a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's debt or preferred securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's debt or preferred securities.

            (i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

            (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

            SECTION 6. Indemnification.

            (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Lehman Brothers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Lehman Brothers expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (b) Indemnification of the Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Lehman Brothers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to

Section 6(c) above, counsel to the indemnified parties shall be selected by the Company, in each case reasonably acceptable to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

            SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein; then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

            The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

            SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its other subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

            SECTION 9. Termination of Agreement.

            (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis (including, without limitation, an act of terrorism) or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or
(iv) if a banking moratorium has been declared by either Federal, New York or Maine authorities.

            (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

            SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

            No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

            In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

            SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to Lehman Brothers at Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, attention of Fixed Income Syndicate (with a copy to the General Counsel); and notices to the Company shall be directed to it at Banknorth Group, Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112, attention of Carol Mitchell, Executive Vice President and General Counsel.

            SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

            SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

            SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                         Very truly yours,

                                         BANKNORTH GROUP, INC.


                                         By:      /s/ PETER J. VERRILL
                                              ----------------------------------
                                              Name:  Peter J. Verrill
                                              Title: Senior Executive Vice
                                                     President and Chief
                                                     Operating Officer





CONFIRMED AND ACCEPTED,
as of the date first above written:

LEHMAN BROTHERS INC.
KEEFE, BRUYETTE & WOODS, INC.



By:   LEHMAN BROTHERS INC.


By:   /s/ MARTIN GOLDBERG
    ---------------------------------
         Authorized Signatory

       For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                             PRINCIPAL AMOUNT OF
       UNDERWRITER                                               SECURITIES
       -----------                                           -------------------

Lehman Brothers Inc.......................................... $   75,000,000
Keefe, Bruyette & Woods, Inc.................................     75,000,000
                                                                 -----------
                   Total..................................... $  150,000,000
                                                                 ===========




                                    Sch. A-1

                                   SCHEDULE B

                              BANKNORTH GROUP, INC.

                                  $150,000,000
                          3.750% Senior Notes due 2008




            1. The initial public offering price of the Securities shall be 99.810% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

            2. The purchase price to be paid by the Underwriters for the Securities shall be 99.260% of the principal amount thereof.

            3. The interest rate on the Securities shall be 3.750% per annum.




                                    Sch. B-1

                                                                       Exhibit A

Form of opinion, dated as of Closing Time, of Elias, Matz Tiernan & Herrick L.L.P., counsel for the Company, substantially to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maine.

            (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

            (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (iv) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

            (v) Banknorth, NA (the "Bank") is a duly organized and validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such, has full power and authority to conduct it business as such and as described in the Prospectus; and has the authority to own, lease and operate its properties and to conduct it business as described in the Prospectus.

            (vi) The Bank is duly authorized to transact and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such authorization necessary, except to the extent that the failure to be so authorized or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. To our knowledge, the Company has no subsidiaries which constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X except for the Bank, Northgroup (FM) and Northgroup Preferred Capital Corp..

            (vii) The shares of issued and outstanding capital stock of the Company are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (viii) The Underwriting Agreement has been duly authorized by the Company and has been duly executed and delivered by the Company.

            (ix) The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by The Bank of New York, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (x) The Securities are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when the Securities have been duly authenticated by the Trustee in accordance with the provisions of the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xi) The Indenture has been duly qualified under the 1939 Act.

            (xii) The Indenture and the Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

            (xiii) The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Articles of Incorporation or By-Laws of the Company or the laws of the State of Maine to subscribe for the Securities.

            (xiv) The documents incorporated by reference in the Prospectus (other than the financial statements, notes to financial statements, financial tables, other financial or statistical data and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

            (xv) The statements made (1) in the prospectus supplement under the caption "Description of the Notes," and in the base prospectus under the captions "Description of the Debt Securities" and "Supervision and Regulation,"(2) in the Registration Statement under Item 15, and (3) in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 under the caption "Item 1. Business - Supervision and Regulation," insofar as such statements purport to summarize certain provisions of the Securities, the Indenture, the Articles of Incorporation and By-Laws of the Company or to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

            (xvi) The Bank is an insured depositary institution under the provisions of the Federal Deposit Insurance Act, as amended.

            (xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities.

            (xviii) The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any subsidiary of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary of the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their respective properties, assets or operations.

            (xix) The Company is not, and upon the issuance and sale of the Securities as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, required to be registered under the Investment Company Act of 1940, as amended.

             (xx) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of such counsel, threatened, against or affecting the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus or which could reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

            (xxi) There is no franchise, contract or other document, known to such counsel, of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

            (xxii) The Registration Statement was declared effective under the 1933 Act on February 12, 2002; any required filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement has been issued by the

Commission and, no proceeding for that purpose is pending or, to such counsel's knowledge, threatened by the Commission.

            (xxiii) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

            (xxiv) The Registration Statement, as of its effective date, and as of the time of filing with the Commission of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under the 1934 Act (the "10-K Filing Time"), and the Prospectus, as of its date, complied as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that in each case such counsel need not express an opinion as to the financial statements, notes to financial statements, financial tables, other financial or statistical data and supporting schedules included therein or excluded therefrom or the exhibits to the Registration Statement.

Such counsel shall also have furnished to the Representatives a written statement addressed to the Underwriters and dated as of the Closing Time, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Prospectus and the documents incorporated by reference therein, and in the course of preparation of those documents such counsel has participated in conferences with representatives of the Company and with representatives of KPMG LLP and (y) based upon such counsel's examination of the Registration Statement, the Prospectus and the documents incorporated by reference therein, such counsel's investigations made in connection with the preparation of the Registration Statement, the Prospectus and the documents incorporated by reference therein and such counsel's participation in the conferences referred to above, nothing has come to the attention of such counsel that would lead it to believe that the Registration Statement or any amendment thereto (except for financial statements, notes to financial statements, financial tables, other financial or statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom and the Forms T-1, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective and at the 10-K Filing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, notes to financial statements, financial tables, other financial or statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.